Exhibit 99.4

Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • March 2011

2     Grant Park Fund Performance Report • March 2011

Market Commentary: March 2011

Grains/Foods: Corn and wheat prices generally fell after the United States Department of Agriculture reported upcoming harvests may produce near-record supplies. Adding to the decline in grains prices was weak demand from China for U.S crops. In the livestock markets, strong U.S. meat export data led to rallies in the live cattle and lean hogs markets.

Currencies: The Swiss franc posted gains as ongoing tension in Libya and the Japanese earthquake increased demand for safe-haven currencies. Comments made by the European Central Bank alluding to a potential interest rate hike in the Eurozone caused the euro to strengthen over major counterparts.

Energy: Crude oil markets rallied, predominantly led higher by global turmoil. Supply concerns caused by unrest in Libya, strong economic data, and optimistic recovery forecasts for Japan combined to move crude oil prices higher. Natural gas finished nearly 9% higher for the month on speculation that Japanese demand for alternative fuels would increase due to ongoing turmoil at some of the nation’s key nuclear power plants.

Equities: The Japanese Nikkei 225 fell in excess of 10% amidst concerns regarding the economic outlook for the nation following the recent earthquake and threats of a radiation leak at a key nuclear power plant. European equity markets also finished lower on renewed fears surrounding the financial stability of Spain and Portugal which weighed on investor sentiment.

Fixed Income: U.S. fixed-income markets predominantly declined because of liquidations prompted by optimistic employment and U.S. growth data. Intra-month gains in the U.S. equity markets also played a role in moving debt prices lower.

Metals: Precious metals markets experienced gains as ongoing tension in Libya buoyed demand for safe-haven assets. The base metals markets moved generally lower as production disruptions in Japan and reports showing a Chinese trade deficit weighed on prices.

								2000	2001	2002	2003	2004	2005
A Units (Closed to New Investment)								11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	9.1%
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	12.6%
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	19.9%
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	-9.2%
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	4.5%
2011	-0.5%	2.3%	-2.5%										-0.8%

											2003	2004	2005
B Units (Closed to New Investment)											7.7%	-8.4%	-4.3%
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	8.3%
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	11.8%
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	18.9%
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	-9.9%
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	3.8%
2011	-0.6%	2.2%	-2.5%										-1.0%

Global 1 Units
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%	3.8%	-4.2%	-4.3%
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%	2.0%	3.7%	-2.1%	3.6%	2.9%
2011	-0.7%	2.0%	-1.9%										-0.6%

Global 3 Units
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	-6.0%
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	0.7%
2011	-0.9%	1.8%	-2.0%										-1.2%

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund Performance Report • March 2011     3

A and B Units

Trading Performance by Sector

3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
Grains/ Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
March
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Grains/Foods	Currencies	Energy	Equity Indices	Fixed Income	Metals
12%	27%	14%	16%	19%	12%

Sector Positions at Month-End

04/10
05/10
06/10
07/10
08/10
09/10
10/10
11/10
12/10
01/11
02/11
03/11
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Grains/Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Global Units

Trading Performance by Sector

3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
Grains/ Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
March
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Grains/Foods	Currencies	Energy	Equity Indices	Fixed Income	Metals
8%	27%	12%	26%	18%	9%

Sector Positions at Month-End

04/10
05/10
06/10
07/10
08/10
09/10
10/10
11/10
12/10
01/11
02/11
03/11
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Grains/Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Understand your Risks

•	Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.

•

No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.

•

Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.

•	Commodity futures trading may be illiquid.

•	An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.

•	Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.

•	Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.

•	Grant Park’s use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.

•	You will have no right to participate in the management of Grant Park.

•	The structure and operation of Grant Park involves several conflicts of interest.

•	Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

4     Grant Park Fund Performance Report • March 2011

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based
Minimum Investment	$5,000	$5,000
Retirement Account	$1,000	$1,000
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.
Breakeven Level	4.67%	7.18%
Redemptions	Monthly after 90 days	Monthly after 90 days
Penalty	No	1.5% on a declining scale 0.5% per quarter
Sectors Traded	6	6
Eligibility	Varies by state, but not less than $750k net worth or $300k net worth and $100k income. No investor should invest more than 10% of his/her net worth.

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - March 2011
Total Fund Assets (A,B, Legacy, Global)	$897	M
12-Month Return	7.5%
Average 12-Month Return	18.5%
36-Month Cumulative Return	1.0%
60-Month Cumulative Return	33.1%
Compounded Annualized ROR	14.2%
3-Year Compounded Annualized ROR	0.3%
5-Year Compounded Annualized ROR	5.9%
10-Year Compounded Annualized ROR	5.3%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 - 1/10)	-16.4%
Average 1-Month Gain	6.6%
Average 1-Month Loss	-4.4%
# of Winning Months	142
# of Losing Months	125

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2001 - March 2011
Moved in Opposite Directions	47% 56 of 120 months
Positive Results for Both	34% 41 of 120 months
Negative Results for Both	19% 23 of 120 months

[1]	Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2]	It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio’s performance.

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

All charts in this document were prepared by Dearborn Capital Management, LLC.

©2011 Grant Park Fund. All rights reserved.

www.grantparkfunds.com
866-242-4055

2-0311DB242